Exhibit 10.1

AMENDMENT AND CONFIRMATION AGREEMENT

This AMENDMENT AND CONFIRMATION AGREEMENT (this “Agreement”) is made and entered into as of June 30, 2011, by and among ATLANTIC TELE-NETWORK, INC., a Delaware corporation (“Borrower”), each of the subsidiaries of Borrower identified as guarantors on the signature pages hereto (individually, a “Guarantor” and, collectively, the “Guarantors”; and together with Borrower, individually a “Loan Party” and, collectively, the “Loan Parties”), COBANK, ACB, as Administrative Agent (“Administrative Agent”), and each of the financial institutions executing this Agreement and identified as a Lender on the signature pages hereto (the “Lenders”).

RECITALS

WHEREAS, Borrower, the Guarantors and the Lenders have entered into that certain Second Amended and Restated Credit Agreement, dated as of September 30, 2010 (as further amended, modified, supplemented, extended or restated from time to time, the “Credit Agreement”); and

WHEREAS, Borrower has requested and the Lenders have agreed, subject to the terms and conditions provided herein, to certain amendments with respect to the Loan Documents as more fully described herein.

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth in this Agreement, each of Borrower, the Guarantors and the Lenders hereby agrees as follows:

SECTION 1.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

SECTION 2.  Amendments to Credit Agreement.  In reliance on the representations and warranties of Borrower and the Guarantors contained in this Agreement and in connection with the request of Borrower for the amendments provided herein and subject to the effectiveness of this Agreement as described below, the Credit Agreement is hereby amended as set forth below.

(A)            Subsection 4.1.  Subsection 4.1 of the Credit Agreement is hereby amended by amending and restating it in its entirety, as follows:

4.1           Total Leverage Ratio.  Commencing on the June 30, 2011, Borrower shall maintain at all times, measured at each fiscal quarter end, a Total Leverage Ratio of less than or equal to 3.0:1.0; provided, however, Borrower will have 30 days after the applicable reporting date to cure any default under this Subsection 4.1 by reducing the Indebtedness of Borrower on a consolidated basis solely through an equity issuance.

(B)            Subsection 10.1.  Subsection 10.1 of the Credit Agreement is hereby amended by amending and restating the definition of “Fixed Charges” in its entirety, as follows:

“Fixed Charges” means the sum of (A) cash interest expense, (B) scheduled principal payments to be made on Indebtedness, (C) capital expenditures (excluding (i) capital expenditures acquired pursuant to any Capital Lease, (ii) capital expenditures funded through any cash equity investment made in Borrower, (iii) Permitted Acquisitions and Investments that are classified as capital expenditures, (iv) capital expenditures constituting any reinvestment of the Net Proceeds of any Asset Disposition to the extent such reinvestment is permitted under Subsections 1.7(B) and (C), (v) capital expenditures constituting the purchase price of equipment that is purchased substantially contemporaneously with the trade in of existing equipment to the extent that the gross amount of such purchase price is reduced by a credit granted by the seller of such equipment for the equipment being traded in at or about such time, and (vi) up to $40,000,000 in the aggregate of acquisition integration and upgrade capital expenditures made at AWCC or any of its wholly-owned Subsidiaries in connection with the Verizon Acquisition on or after April 26, 2010 through and including March 31, 2012), (D) cash income taxes, and (E) any cash dividends and distributions, in each case, measured for the then most recently completed four fiscal quarters.

SECTION 3.  Amendments to April Amendment.  In reliance on the representations and warranties of Borrower and the Guarantors contained in this Agreement and in that certain Amendment, Consent and Confirmation Agreement (the “April Amendment”), dated as of April 1, 2011, by and among Borrower, the Guarantors party thereto, Administrative Agent and the Lenders party thereto) and in connection with the request of Borrower for the amendments provided herein and in the April Amendment and subject to the effectiveness of this Agreement as described below, the April Amendment is hereby amended as set forth below:

(A)            Clauses I of the second paragraph of Section 2 of the April Amendment is hereby deleted in its entirety.

(B)            Clause II of the second paragraph of Section 2 of the April Amendment is hereby amended and restated in its entirety to read as follows:

(II) do not contain or incorporate any term, condition or provision (other than the BDC Restructuring Transactions) which is expressly prohibited by the Credit Agreement or the other Loan Documents and is materially adverse to the interests of the Administrative Agent or any Lender,

(C)            Clauses (C), (D) and (F) of the second paragraph of Section 2 of the April Amendment are each hereby amended to replace the reference to “thirty (30) days” with “ninety (90) days”.

(D)            Clause (E) of the second paragraph of Section 2 of the April Amendment is hereby amended and restated to read as follows:

(E) within ninety (90) days of the effective date of the Closing Date BDC Restructuring (or such later date as Administrative Agent shall consent to in writing in its sole discretion), Borrower will delivers to Administrative Agent amendments and other modifications to the governing documents of Bermuda Holdings removing the consent

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requirement of the directors of Bermuda Holdings with respect to a transfer of the ownership interests of Bermuda Holdings owned by Borrower and pledged to the Lenders,

(E)            Clause (G) of the second paragraph of Section 2 of the April Amendment is hereby amended and restated to read as follows:

(G)           Borrower will use commercially reasonable efforts to deliver to Administrative Agent within ninety (90) days of the effective date of the Closing Date BDC Restructuring Documents (or such later date as Administrative Agent shall consent to in writing in its sole discretion) the original notes and loan agreement (in the case of any portions of the Islandcom Loans that are noteless) evidencing the Islandcom Loans, an original allonge for each original note (if any) evidencing such loans, and a list of, and to the extent requested by Administrative Agent, copies of all other agreements, instruments, certificates, opinions and other documents executed and delivered in connection with any of the loan or security documents subject to the Collateral Assignment Agreement referred to in clause (F); provided that, if Borrower is unable to obtain any such original notes or loan agreements evidencing the Islandcom Loans using commercially reasonable efforts, Borrower will deliver to Administrative Agent a copy of such fully executed note or loan agreement together with an original affidavit certifying that such copy is true, complete and correct and that the original of such note or loan agreement is missing, in form and substance reasonably acceptable to Administrative Agent.

SECTION 4.  This Agreement shall not constitute a novation of the Credit Agreement or any other Loan Document.  Except as expressly provided in this Agreement, the execution and delivery of this Agreement does not and will not amend, modify or supplement any provision of, or constitute a consent to or a waiver of any noncompliance with the provisions of, the Loan Documents, and the Loan Documents shall remain in full force and effect.

SECTION 5.  Each of the Loan Parties hereby represents and warrants to the Lenders as follows:

(A)          Such Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Agreement in accordance with its terms.  This Agreement has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

(B)          The execution, delivery and performance of this Agreement in accordance with its terms do not and will not, by the passage of time, the giving of notice or otherwise,

(1)            require any Governmental Approval (except as previously obtained) or violate any Applicable Law relating to such Loan Party;

(2)            conflict with, result in a breach of or constitute a default under the organizational documents of such Loan Party, any material provision of any indenture,

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agreement or other instrument to which it is a party or by which it or any of its properties may be bound or any Governmental Approval relating to it; or

(3)            result in or require the creation or imposition of any Lien (except as permitted by the Loan Documents) upon or with respect to any property now owned or hereafter acquired by such Loan Party.

(C)          The representations and warranties of such Loan Party set forth in the Loan Documents are true and correct in all material respects as of the date hereof as if made on the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representations or warranty shall be true and correct as of such specified date).

(D)          No Event of Default under the Loan Documents has occurred and is continuing as of this date.

(E)           The amendments and other modifications to the Amended and Restated Transition Services Agreement between Cellco Partnership d/b/a Verizon Wireless and Borrower  dated as of March 30, 2010 set forth in the Amendment Number 1 to Amended and Restated Transition Services Agreement between Cellco Partnership d/b/a Verizon Wireless and Borrower on and as of January 27, 2011 are not, individually or in the aggregate, materially adverse to the Administrative Agent or any Lender and would not, individually or in the aggregate, otherwise have a Material Adverse Effect.

SECTION 6.  Borrower hereby confirms and agrees that (a), other than as expressly provided herein, each Security Document is and shall continue to be in full force and effect, and (b) the obligations secured by each such document include any and all obligations of the Loan Parties to the Secured Parties under the Credit Agreement.

SECTION 7.  Each of the Guarantors hereby confirms and agrees that (a) its guarantee contained in the Credit Agreement and each Security Document to which it is a party is and shall continue to be in full force and effect, and (b) the obligations guaranteed or secured by each such applicable document include any and all obligations of the Loan Parties to the Secured Parties under the Credit Agreement.

SECTION 8.  This Agreement shall become effective as of the date of, and shall bind all parties only upon, the satisfaction by Borrower or waiver by Administrative Agent of the following conditions precedent (such date, the “Effective Date”):

(A)            Amendment Agreement.  Administrative Agent shall have received this Agreement duly executed by Borrower, each Loan Party, and Requisite Lenders;

(B)            Pro Forma Compliance Certificate.  Administrative Agent shall have received a fully and properly completed pro forma Compliance Certificate (giving effect to the amendments contemplated hereby), signed by two of the chief executive officer, the chief financial officer and the chief accounting officer of Borrower, including Indebtedness as of the Effective Date and the previous four full fiscal quarters.

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(C)            Representations and Warranties.  The representations and warranties of each Loan Party contained in this Agreement or any other Loan Document to which it is a party shall be true and correct in all material respects on and as of the date hereof, as though made on and as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representations or warranty shall be true and correct as of such specified date).

(D)            Material Adverse Change.  Since December 31, 2010, there shall not have occurred any event or condition affecting the Loan Parties, which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

(E)            Payment of Costs and Expenses.  Borrower shall have paid to Administrative Agent, all invoiced and reasonable out-of-pocket costs and expenses incurred by Administrative Agent, including, without limitation, the reasonable fees and expenses of counsel retained by Administrative Agent, in connection with the negotiation, preparation, execution and delivery of this Agreement and all other instruments and documents contemplated hereby.

SECTION 9.  This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall be binding upon all parties and their respective permitted successors and assigns, and all of which taken together shall constitute one and the same agreement.

SECTION 10.  This Agreement shall be governed by and shall be construed and enforced in accordance with all provisions of the Credit Agreement, including the governing law provisions thereof.

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Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

BORROWER:
ATLANTIC TELE-NETWORK, INC.

/s/ Justin D. Benincasa
Justin D. Benincasa, Chief Financial Officer
GUARANTORS:
COMMNET WIRELESS, LLC
COMMNET FOUR CORNERS, LLC
COMMNET MIDWEST, LLC
COMMNET OF ARIZONA, L.L.C.
GILA COUNTY WIRELESS, LLC
EXCOMM, L.L.C
SOVERNET HOLDING CORPORATION
COMMNET OF NEVADA, LLC
TISDALE TELEPHONE COMPANY, LLC
COMMNET OF GEORGIA, LLC
CHOICE COMMUNICATIONS, LLC
ALLIED WIRELESS COMMUNICATIONS CORPORATION
ALLIED WIRELESS COMMUNICATIONS (GA), LLC
ALLIED WIRELESS COMMUNICATIONS (ID), LLC
ALLIED WIRELESS COMMUNICATIONS (IL), LLC
ALLIED WIRELESS COMMUNICATIONS (NC), LLC
ALLIED WIRELESS COMMUNICATIONS (OH), LLC
ALLIED WIRELESS COMMUNICATIONS (SC), LLC
COMMNET NEWCO, LLC

/s/ Justin D. Benincasa
Justin D. Benincasa, Treasurer

SOVERNET, INC.
NATIONAL MOBILE COMMUNICATIONS CORPORATION

/s/ Justin D. Benincasa
Justin D. Benincasa, Chief Financial Officer

SAL SPECTRUM LLC
By: Atlantic Tele-Network, Inc., its Sole Member

/s/ Justin D. Benincasa
Justin D. Benincasa, Chief Financial Officer

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COBANK, ACB, as Administrative Agent and as a Lender

By:	/s/ John Cole
John Cole
Vice President

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BANCO POPULAR DE PUERTO RICO, as a Lender

By:	/s/ Ian S. Smith
Ian S. Smith
Senior Vice President & Region Manager,
Loans and Credit Administration

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BROWN BROTHERS HARRIMAN & CO., as a Lender

By:	/s/ Scott Meves
Scott Meves
Senior Vice President

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FIFTH THIRD BANK, as a Lender

By:	/s/ Valerie Schanzer
Valerie Schanzer
Vice President

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RAYMOND JAMES BANK, FSB, as a Lender

By:	/s/ Joseph A. Ciccolini
Joseph A. Ciccolini
Vice President — Senior Corporate
Banker

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TD BANK, N.A., as a Lender

By:	/s/ Marla Willner
Marla Willner
Director

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UNION BANK, N.A., as a Lender

By:	/s/ David Hill
David Hill
Vice President

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AGCHOICE FARM CREDIT FLCA, as a voting participant pursuant to Subsection 8.1(D) of the Credit Agreement

By:	/s/ Mark F. Kerstetter
Name: Mark F. Kerstetter
Title: Vice President

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Farm Credit Services of America, FLCA, as a voting participant pursuant to Subsection 8.1(D) of the Credit Agreement

By:	/s/ John Zhang
Name: John Zhang
Title: Vice President

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AgFirst Farm Credit Bank, as a voting participant pursuant to Subsection 8.1(D) of the Credit Agreement

By:	/s/ Bruce B. Fortner
Name: Bruce B. Fortner
Title: Vice President

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AgStar Financial Services, FLCA, as a voting participant pursuant to Subsection 8.1(D) of the Credit Agreement

By:	/s/ Troy Mostaert
Name: Troy Mostaert
Title: Vice President

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Farm Credit Bank of Texas, as a voting participant pursuant to Subsection 8.1(D) of the Credit Agreement

By:	/s/ Nicholas King
Name: Nicholas King
Title: Vice President

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UNITED FCS, FLCA (d/b/a FCS COMMERCIAL FINANCE GROUP), as a voting participant pursuant to Subsection 8.1(D) of the Credit Agreement

By:	/s/ Jeremy Voigts
Jeremy Voigts
Vice President

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GreenStone Farm Credit Services ACA/FLA, as a voting participant pursuant to Subsection 8.1(D) of the Credit Agreement

By:	/s/ Jeff Pavlik
Name: Jeff Pavlik
Title: Vice President

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U.S. AgBank, FCB, as a voting participant pursuant to Subsection 8.1(D) of the Credit Agreement

By:	/s/ Paul Burdick
Name: Paul Burdick
Title: Assistant Vice President

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